UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Broadway New York, New York		10012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The description of the Credit Agreement set forth in Item 2.03 of this report are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 17, 2011, Take-Two Interactive Software, Inc., a Delaware corporation (the “Company”), together with certain of its direct and indirect subsidiaries (together with the Company, collectively, the “Borrower”), entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of October 17, 2011, with Wells Fargo Capital Finance, Inc., acting as arranger and administrative agent for the lenders party thereto. The Credit Agreement amends and restates the existing Amended and Restated Credit Agreement, dated as of November 16, 2007 (the “Existing Credit Agreement”).

The Credit Agreement provides for an extension of the revolving credit facility (the “Credit Facility”) contained in the Existing Credit Agreement through October 17, 2016. The aggregate principal amount of the Credit Facility is $100,000,000, which may be increased by up to $40,000,000 pursuant to the terms of the Credit Agreement, which would increase the aggregate principal amount of the Credit Facility to $140,000,000. Under the Credit Agreement, the Borrower may borrow at any time up to the lesser of (i) $100,000,000 (subject to increase to $140,000,000 as noted above) less the sum of (a) issued letters of credit and (b) advances under the U.K. Subfacility (as defined below), or (ii) the U.S. borrowing base. The U.S. borrowing base, as of any date of determination, consists of the sum of 85% of U.S. eligible accounts (net of certain reserves), plus the lesser of 65% of U.S. eligible inventory and $25,000,000, plus $50,000,000, less certain reserves.

The Credit Facility includes (i) a $25,000,000 subfacility for the issuance of letters of credit and (ii) a subfacility which is available to the Company’s indirect subsidiary, Take-Two GB Limited, organized under the laws of England and Wales, in an amount equal to the lesser of (a) the principal amount of $25,000,000 and (b) the U.K. borrowing base (the “U.K. Subfacility”). The U.K. borrowing base consists of the sum of 85% of U.K. eligible accounts (net of certain reserves), plus the lesser of 50% of U.K. eligible inventory and $4,000,000, less certain reserves.

The U.S. borrowings under the Credit Agreement are guaranteed by each of the Company’s direct or indirect domestic subsidiaries and secured by liens on substantially all of the assets of the Company and such domestic subsidiaries (including a pledge of the equity interests of each of the Company’s direct or indirect domestic subsidiaries and a pledge of 65% of the equity interests of the Company’s direct or indirect first-tier foreign subsidiaries). The borrowings under the U.K. Subfacility are guaranteed by each of the Company’s direct or indirect U.K. subsidiaries other than Take-Two GB Limited and its Swiss subsidiary and secured by liens on substantially all assets of such U.K. and Swiss subsidiaries (including pledges of the equity of the subsidiaries of Take-Two GB Limited and such U.K. and Swiss subsidiaries).

The Credit Facility will bear interest at a margin of (a) 1.50% to 2.00% above a certain base rate, or (b) 2.50% to 3.00% above the LIBOR Rate, which margins are subject to the achievement of certain levels of a 30-day average liquidity amount by the Company and its subsidiaries.

The Credit Agreement also includes, among other terms and conditions, limitations on the ability of the Company and each of its subsidiaries to: create, incur, assume or be liable for indebtedness (other than certain types of permitted indebtedness); dispose of assets outside the ordinary course (subject to certain exceptions); acquire, merge or consolidate with or into another person or entity (other than certain types of permitted acquisitions); create, incur or allow any lien on any of its property (except for certain permitted liens); make investments (other than certain types of investments); pay dividends or make distributions (each subject to certain limitations); or optionally prepay any indebtedness (subject to certain exceptions, including an exception permitting the redemption of the Company’s unsecured convertible notes upon the meeting of certain minimum liquidity requirements).

In addition, the Credit Agreement provides for certain events of default such as nonpayment of principal and interest when due thereunder, breaches of representations and warranties, noncompliance with covenants, acts of insolvency, default on indebtedness held by third parties and default on certain material contracts (subject to certain limitations and cure periods). Upon an event of default, the required lenders may terminate its obligations under the Credit Agreement immediately and without notice upon the occurrence and during the continuation of an event of default. Upon such a termination, the Company’s obligations (including reimbursement obligation in respect of outstanding letters of credit) immediately become due and payable without notice or demand. In addition, the Company may, at its option, at any time upon three days’ notice, terminate the Credit Agreement and commitments thereunder provided all of its obligations under the Credit Agreement are paid in full.

This description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference. On October 17, 2011, the Company issued a press release announcing the Company’s entry into the Credit Agreement, which is attached hereto as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Second Amended and Restated Credit Agreement, dated as of October 17, 2011, by and among the Company, each of its Subsidiaries identified on the signature pages thereto as Borrowers, each of its Subsidiaries identified on the signature pages thereto as Guarantors, the lender parties thereto, and Wells Fargo Capital Finance, Inc., as arranger and administrative agent.

99.1	Company Press Release, dated October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Daniel P. Emerson
Name:	Daniel P. Emerson
Title:	Senior Vice President, Associate General Counsel and Secretary

Date: October 17, 2011

EXHIBIT INDEX

Exhibits	Description

10.1	Second Amended and Restated Credit Agreement, dated as of October 17, 2011, by and among the Company, each of its Subsidiaries identified on the signature pages thereto as Borrowers, each of its Subsidiaries identified on the signature pages thereto as Guarantors, the lender parties thereto, and Wells Fargo Capital Finance, Inc., as administrative agent.

99.1	Company Press Release, dated October 17, 2011.